                                                                       EXHIBIT 6

                          [FORM OF EMPLOYMENT LETTER]/1/



                            NALCO CHEMICAL COMPANY
                               One Nalco Center
                       Naperville, Illinois  60563-1198
                                (630) 305-1000


                                                                          [DATE]


[NAME OF EXECUTIVE]
[ADDRESS]


Dear [NAME]:

        Upon completion of the proposed merger (the "Merger") between H20 Acquisition Co. (the "Purchaser"), a wholly-owned subsidiary of Degremont S.A. (the "Parent") and Nalco Chemical Company (the "Company"), the Parent shall cause the Company to offer you employment with the Company on the terms and conditions described in the attached "Terms of Employment Contract between Nalco Chemical Company and [NAME]," which are incorporated into this letter agreement (the "Agreement") by reference. By signing this Agreement you hereby accept employment with the Company on such terms and conditions. This offer of employment is conditioned upon the completion of the Merger and shall become effective at the Effective Time (as defined in the Agreement and Plan of Merger by and among the Parent, Purchaser and the Company (the "Merger Agreement")) of the Merger.

        You as well as the Parent and the Purchaser, agree to enter into a more definitive employment agreement that reflects these terms and conditions promptly after the date of this Agreement.







/1/ Entered into with each of the executive officers of the Company listed in on the last page of this Exhibit 6.

        In the event of any inconsistency between the terms of this Agreement and the terms of the Merger Agreement, the terms of this Agreement will control.


                                           Very truly yours,



Date:                                      DEGREMONT S.A.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


Date:                                      H20 ACQUISITION CO.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


ACCEPTED AND AGREED TO:



----------------------
         [Name]


Date:

Term Sheet for Employment Contracts between Nalco Chemical Company and [NAME OF EXECUTIVE]

1.      Settlement of Key Executive
        ---------------------------
        Agreements/1/
        -------------
        .     3 times the Executive's base salary at             )
              the time of the change of control                  )
        .     3 times Management Incentive Plan                  )     Payout in cash at time of in change of control
              ("MIP")                                            )

        .     3 times Supplemental MIP                           )     Deferred for three years in cash with interest.
        .     97/98 Outstanding Performance Share                )     The aggregate amount will vest and be paid at
              Award                                              )     end of three years if the Executive remains
                                                                 )     employed or in event of his death, disability,
                                                                 )     retirement on or after age 62, or termination
                                                                 )     by the Company without "cause" or by the
                                                                 )     Executive for "good reason"/2/.  All payments
                                                                 )     assume the achievement of 100% of the target
                                                                       award

        .     Outstanding Restricted Stock                       )
              including 1995 Performance Share                   )
              Award                                              )     Lump sum cash payment at time of change of
        .     Stock Options                                      )     control
        .     280G Tax Gross-up Payment                          )


2.      Provisions
        ----------

        Duration                        .   Three-year term
                                        .   Automatic one-year evergreen renewal after three years
                                        .   Six months' notice of non-renewal
        Position                        .   Chief Executive Officer for Mr. Mooney; Employment as a senior executive for other Executives
                                        .   Responsibilities and duties as assigned by Board for Mr. Mooney and by the Board and the Chief Executive Officer for other
                                            Executives

--------
1 In settlement of the Key Executive Agreements entered into between the Executives and the Company, the Executives will receive the payments described above. Such payments are to be excluded from pension and benefit calculations.

2 "Good Reason" and "Cause" definitions similar to the definitions in the Merger Agreement, dated as of June 27, 1999.

         Compensation                   .   Current salary with opportunity for increase
                                        .   Compensation opportunities comparable to those provided to similar senior executives
                                        .   Participation in all incentive and benefit plans provided to similar senior executives

         Retention Payment              .   two times sum of base salary plus regular target MIP bonus (as of
                                            June 22, 1999) payable in cash if the Executive is employed by the Company three years from the date of change of control;
                                            payment to be excluded from pension and benefit calculations and from the golden parachute excise tax gross-up obligation.

         Termination
         Provisions/3/

         .   Death, Disability            .   Accrued amounts/4/
             And Retirement               .   Long-term incentives in accordance with plan provisions

         .   By Company                   .   Accrued amounts
             without                      .   Long-term incentives in accordance with applicable plan
             "Cause"Or                        provisions
             Resignation by               .   Two times [for Messrs. Buchholz, Lambe, Mooney, Newlin and
             Executive for                    Weeber] and 1.5 times [for Messrs. Brannon, Burns, Kahler and
             "Good Reason"                    Roe] base salary plus regular target MIP bonus;
                                              .   Termination payment to be offset by Retention Payment if
                                                  such termination occurs within two years of Executive's
                                                  receipt of Retention Payment
                                          .   Additional pension credit equal to three years less number of years worked from date of change of control
                                          .   Welfare benefits continuation for same period

         .   By Company for               .   Accrued salary
             "Cause" or                   .   Unpaid earned amounts
             Resignation
             without "Good
             Reason"/4/

--------
3 Applicable both prior and subsequent to any future change of control. Payments to be excluded for pension and benefit calculation purposes.

4 Salary and pro rata bonus at target for year of termination plus unpaid earned amounts.

Restrictive Covenants                    .   Non-competition and non-solicitation of customers and
                                             employees during employment and for two years thereafter
                                         .   Perpetual non-disclosure, non-disparagement and availability for litigation support

Taxes                                    .   Full golden parachute excise tax gross-up for payments made in connection with Merger (excluding Retention Payment); for
                                             future change of control, full golden parachute excise tax gross-up
                                             (excluding Retention Payment), but only in the event of a
                                             termination without "Cause" or resignation for "Good Reason"
                                             following a future change of control

Elective Deferral                        .   Flexible elective deferral plan with tax-sheltered investment alternatives

Legal Fees and Expenses                  .   Reimbursement of reasonable legal costs and expenses unless the
                                             Executive's initiation of the action is found to be in bad faith or frivolous

Settlement of Disputes                   .   Arbitration; injunctive relief

Ongoing Compensation Arrangements for First Year following the Merger

Each Executive will be provided the following compensation package for the first year following the Effective Time:

(1) An annual base salary and regular MIP bonus opportunity based on Company performance.

(2) A three-year long-term performance award in the form of a cash payment based on Company performance.

(3) A long-term incentive in the form of phantom stock options linked to Company performance.

The relevant amounts for each Executive are as follows:

------------------------------------------------------------------------------------------------------------------
                                                                                                Maximum Incentive
                                                                                         Compensation Opportunity
                                                                                         Assuming all Performance
                 Name                                    Salary                             Targets are Satisfied
------------------------------------------------------------------------------------------------------------------
George M. Brannon, III                                  $255,000                                $382,500
------------------------------------------------------------------------------------------------------------------
William E. Buchholz                                     $269,000                                $363,150
------------------------------------------------------------------------------------------------------------------
John T. Burns                                           $240,000                                $360,000
------------------------------------------------------------------------------------------------------------------
Michael E. Kahler                                       $220,000                                $330,000
------------------------------------------------------------------------------------------------------------------
James F. Lambe                                          $297,200                                $401,220
------------------------------------------------------------------------------------------------------------------
Edward J. Mooney                                        $592,000                               $1,776,000
------------------------------------------------------------------------------------------------------------------
Stephen D. Newlin                                       $431,250                                $970,314
------------------------------------------------------------------------------------------------------------------
William J. Roe                                          $240,000                                $360,000
------------------------------------------------------------------------------------------------------------------
W. Steven Weeber                                        $367,000                                $715,650
------------------------------------------------------------------------------------------------------------------